Exhibit 4.3

EXECUTION VERSION

SECOND AMENDMENT TO CREDIT AGREEMENT

This SECOND AMENDMENT TO CREDIT AGREEMENT, dated as of September 9, 2013 (this “Amendment”), is by and among CENTERPOINT ENERGY RESOURCES CORP., a Delaware corporation (the “Borrower”), the Banks (as hereinafter defined) named on the signature pages hereto and CITIBANK, N.A., as administrative agent for the Banks (in such capacity, the “Administrative Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the banks and other financial institutions from time to time parties thereto (collectively, the “Banks”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of September 9, 2011 (as heretofore amended, supplemented or otherwise modified, the “Credit Agreement”);

WHEREAS, the Borrower has requested that the Banks agree to amend the Credit Agreement as provided herein, and the Banks and the Administrative Agent are agreeable to such request upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Unless otherwise defined in this Amendment, capitalized terms used in this Amendment which are defined in the Credit Agreement, as amended hereby (the “Amended Credit Agreement”), shall have the meanings assigned to such terms in the Amended Credit Agreement. The interpretive provisions set forth in Section 1.3 of the Credit Agreement shall apply to this Amendment.

SECTION 2. Amendments to the Credit Agreement. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties herein contained, the Credit Agreement is hereby amended as follows:

(a) Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms in their appropriate alphabetical order:

“CERC Subordinated Guaranty of Collection” means that certain Subordinated Guaranty of Collection, dated as of May 1, 2013, made by the Borrower in favor of Citibank, N.A., as agent, for the ratable benefit of itself and the lenders under the Midstream JV Term Loan Agreement.

“Impacted Interest Period” has the meaning set forth in the definition of “Eurodollar Rate”.

“Interpolated Rate” means, at any time, for any Impacted Interest Period, the rate per annum (rounded to the same number of decimal places as the relevant Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the applicable Screen Rate for the longest period (for which the applicable Screen Rate is available for Dollars) that is shorter than the Impacted Interest Period and (b) the applicable Screen Rate for the shortest period (for which such Screen Rate is available for Dollars) that exceeds the Impacted Interest Period, in each case, as of 11:00 A. M. London time, two Business Days prior to the beginning of such Impacted Interest Period; provided that, to the extent the rate referenced in clause (a) above would be the overnight rate but for the fact that the overnight rate is no longer a Screen Rate, the applicable Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for Dollars determined by the Administrative Agent from such service as the Administrative Agent may select.

“Midstream JV Term Loan Agreement” means that certain Term Loan Agreement, dated as of May 1, 2013, by and among the Midstream JV, the lenders party thereto and Citibank, N.A., as agent.

“Midstream JV Term Loan Indebtedness” means Indebtedness of the Midstream JV incurred under the Midstream JV Term Loan Agreement, and any refinancings, renewals, replacements, refundings or extensions thereof.

“Reference Bank” means such bank as may be selected by the Administrative Agent and is reasonably acceptable to the Borrower.

“Reference Bank Rate” means, for any Interest Period, the arithmetic mean of the rates (rounded upwards to four decimal places) supplied to the Administrative Agent at its request by at least two Reference Banks as of 11:00 A.M. London time, two Business Days prior to the beginning of such Interest Period as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in Dollars and for such Interest Period, were it to do so by asking for and then accepting interbank offers in reasonable market size in Dollars and for such Interest Period.

“Screen Rate” has the meaning set forth in the definition of “Eurodollar Rate”.

(b) Section 1.1 of the Credit Agreement is hereby amended by replacing the definitions of “Consolidated Capitalization”, “Consolidated Indebtedness”, “Consolidated Shareholders’ Equity”, “Eurodollar Rate” and “Maturity Date” in their entirety with the following definitions:

“Consolidated Capitalization” means, as of any date of determination, the sum of (a) Consolidated Shareholders’ Equity, (b) Consolidated Indebtedness for Borrowed Money and, without duplication, (c) Mandatory Payment Preferred Stock; provided that, for the purpose of calculating compliance with Section 7.2(a), Consolidated Capitalization shall be determined excluding any adjustment, non-cash charge to net income or other non-cash charges or writeoffs resulting thereto from the application of SFAS No. 142 and similar provisions of GAAP.

“Consolidated Indebtedness” means, as of any date of determination, the sum of:

(i) the total Indebtedness for Borrowed Money of the Borrower and its Consolidated Subsidiaries as shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, determined without duplication of any Guarantee of Indebtedness of the Borrower by any of its Consolidated Subsidiaries or of any Guarantee of Indebtedness of any such Consolidated Subsidiary by the Borrower or any other Consolidated Subsidiary of the Borrower, plus

(ii) any Mandatory Payment Preferred Stock, less

(iii) the amount of Indebtedness described in clause (i) attributable to amounts then outstanding under receivables facilities or arrangements to the extent that such amounts would not have been shown as Indebtedness on a balance sheet prepared in accordance with GAAP prior to January 1, 1997, less

(iv) the aggregate amount of liabilities constituting Indebtedness for Borrowed Money in respect of any Indexed Debt Security as shown on the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, less

(v) to the extent included in clause (i), the aggregate amount of any Guarantees by the Borrower or any of its Consolidated Subsidiaries of any Midstream JV Term Loan Indebtedness (including the Guarantee by the Borrower under the CERC Subordinated Guaranty of Collection), less

(vi) Non-Recourse Debt.

“Consolidated Shareholders’ Equity” means, as of any date of determination, the total assets of the Borrower and its Consolidated Subsidiaries, less all liabilities of the Borrower and its Consolidated Subsidiaries. As used in this definition, “liabilities” means all obligations that, in accordance with GAAP consistently applied, would be classified on a balance sheet as liabilities (including without limitation (to the extent so classified), (a) Indebtedness; (b) deferred liabilities; and (c) Indebtedness of the Borrower or any of its Consolidated Subsidiaries that is expressly subordinated in right and priority of payment to other liabilities of the Borrower or such Consolidated Subsidiary, but in any case excluding as at such date of determination any Junior Subordinated Debt owned by any issuer of Hybrid Equity Securities); provided that “liabilities” shall not include any Guarantees by the Borrower or any of its Consolidated Subsidiaries of any Midstream JV Term Loan Indebtedness (including the Guarantee by the Borrower under the CERC Subordinated Guaranty of Collection).

“Eurodollar Rate” means, with respect to any Eurodollar Rate Loan for any applicable Interest Period, the London interbank offered rate administered by the British Bankers Association (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on pages LIBOR01 or LIBOR02 of the Reuters screen or, in the event such rate does not appear on either of such Reuters pages, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate as shall be selected by the Administrative Agent from time to time in its reasonable discretion (the “Screen Rate”) as of 11:00 A. M. London time, two Business Days prior to the beginning of such Interest Period; provided that (x) if any Screen Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement and (y) if a Screen Rate shall not be available at the applicable time for the applicable Interest Period (the “Impacted Interest Period”), then the Eurodollar Rate for the Impacted Interest Period shall be the Interpolated Rate; provided that, if any Interpolated Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement; each of the foregoing determinations shall be subject to Section 3.5.

“Maturity Date” means September 9, 2018, subject to the extension thereof with respect to all or part of the Commitments pursuant to Section 2.7.

(c) Each of the definition of “Interest Period” in Section 1.1 of the Credit Agreement, the Form of Notice of Borrowing attached to the Credit Agreement as Exhibit A and the Form of Notice of Interest Conversion/Continuation attached to the Credit Agreement as Exhibit B is hereby amended to (i) delete the words “two weeks” therein and (ii) replace such words with the words “one week”.

(d) Section 3.5(a) of the Credit Agreement is hereby amended to (i) delete the words “Sections 3.3(a) and (b) hereof” therein and (ii) replace such words with the words “Sections 3.3(a), (b) and (c) hereof”.

(e) Section 3.5(b) of the Credit Agreement is hereby amended to (i) insert the parenthetical “(including, without limitation, by means of an Interpolated Rate or a Reference Bank Rate)” at the end of sub-clause (b)(i), (ii) after giving effect to the modification set forth in Section 2(e)(i) of this Amendment, make the then-existing clause (b) a new clause (c) and (iii) after giving effect to the modification set forth in Section 2(e)(ii) of this Amendment, add the following new clause (b):

“(b) If, prior to the first day of any Interest Period for a Borrowing of Eurodollar Rate Loans, the Administrative Agent is unable to obtain a quotation for the Eurodollar Rate as contemplated by the definitions of “Eurodollar Rate” and “Interpolated Rate”, then the applicable Eurodollar Rate shall be the Reference Bank Rate for such Interest Period for such Eurodollar Rate Loan; provided that if any Reference Bank Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.”

(f) Schedule 1.1(A) of the Credit Agreement is hereby amended to replace it in its entirety with new Schedule 1.1(A) annexed hereto as Exhibit A.

SECTION 3. Reduction of Total Commitments. The Borrower desires to reduce the Total Commitments by $350,000,000 as of the Amendment Effective Date (as defined below) upon effectiveness of this Amendment so that, after giving effect to such reduction, the Total Commitments shall equal $600,000,000 (the “Commitment Reduction”). The parties hereto hereby acknowledge and agree that the Commitment Reduction shall be effective as of the Amendment Effective Date, and each Bank and the Administrative Agent hereby waives the requirements contained in Section 4.5(b) of the Credit Agreement that the Borrower provide advance written notice to the Administrative Agent of the Commitment Reduction.

SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants that, as of the date hereof:

(a) both immediately before and after giving effect to this Amendment, all representations and warranties of the Borrower contained in Section 6.1 of the Credit Agreement and in the other Loan Documents are true and correct in all material respects (except to the extent that any representation or warranty is qualified by materiality in the text thereof, in which case such representation or warranty is true and correct in all respects), except for those representations or warranties or parts thereof that, by their terms, expressly relate solely to a specific date, in which case such representations and warranties are true and correct in all material respects as of such specific date;

(b) both immediately before and after giving effect to this Amendment, no Default or Event of Default exists or is continuing;

(c) the execution, delivery and performance by the Borrower of this Amendment are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate action; and

(d) this Amendment has been duly executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 5. Conditions to Effectiveness. This Amendment shall become effective as of the date first written above (the “Amendment Effective Date”) when, and only when, each of the following conditions is satisfied (or waived in accordance with Section 10.1 of the Credit Agreement):

(a) the Administrative Agent shall have received counterparts of this Amendment fully executed and delivered by the Borrower and each Bank; and

(b) the Administrative Agent shall have received all fees required to be paid (including, without limitation, and to the extent necessary, (i) all accrued and unpaid Commitment Fees and (ii) the fees set forth in that certain Fee Letter, dated as of July 25, 2013, by and among CenterPoint Energy, Inc., the Administrative Agent, JPMorgan Chase Bank, N.A., J.P. Morgan Securities LLC and Citigroup Global Markets Inc.), and all reasonable out-of-pocket expenses required to be paid by the Borrower to the Administrative Agent under Section 10.5 of the Credit Agreement for which reasonably detailed invoices have been presented to the Borrower on or before the date that is one Business Day prior to the date hereof.

SECTION 6. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Counterparts. This Amendment may be executed in any number of counterparts (or counterpart signature pages), each of which counterparts shall be an original but all of which together shall constitute one instrument. Delivery of an executed signature page of this Amendment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof. The execution and delivery of this Amendment by any Bank shall be binding upon each of its successors and assigns (including Transferees of its Commitments and Loans, in whole or in part, prior to the effectiveness hereof) and binding in respect of all of its Commitments and Loans, including any acquired subsequent to its execution and delivery of this Amendment and prior to the effectiveness hereof.

SECTION 8. Effect of Amendment. From and after the effectiveness of this Amendment, each reference to “hereof”, “hereunder”, “herein” and “hereby” and each other similar reference and each reference to “this Agreement” and each other similar reference contained in the Credit Agreement shall refer to the Amended Credit Agreement. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Administrative Agent or the Banks under the Credit Agreement or under any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 9. Headings. Section and subsection headings in this Amendment are for convenience of reference only, and are not part of, and are not to be taken into consideration in interpreting, this Amendment.

SECTION 10. Entire Agreement. This Amendment and the other Loan Documents represent the agreement of the Borrower, the Administrative Agent and the Banks with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Bank relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

CENTERPOINT ENERGY RESOURCES CORP., as the Borrower

By:	/s/ Marc Kilbride
Name:	Marc Kilbride
Title:	Vice President and Treasurer

Second Amendment to Credit Agreement

(CERC)

CITIBANK, N.A., as Administrative Agent and as a Bank

By:	/s/ Maureen P. Maroney
Name:	Maureen P. Maroney
Title:	Vice President

Second Amendment to Credit Agreement

(CERC)

BANK OF AMERICA, N.A., as a Bank

By:	/s/ William A. Merritt, III
Name:	William A. Merritt, III
Title:	Vice President

Second Amendment to Credit Agreement

(CERC)

JPMORGAN CHASE BANK, N.A., as a Bank

By:	/s/ Bridget Killackey
Name:	Bridget Killackey
Title:	Vice President

Second Amendment to Credit Agreement

(CERC)

THE ROYAL BANK OF SCOTLAND PLC, as a Bank

By:	/s/ Emily Freedman
Name:	Emily Freedman
Title:	Vice President

Second Amendment to Credit Agreement

(CERC)

BARCLAYS BANK PLC, as a Bank

By:	/s/ Sreedhar R. Kona
Name:	Sreedhar R. Kona
Title:	Vice President

Second Amendment to Credit Agreement

(CERC)

DEUTSCHE BANK AG NEW YORK BRANCH, as a Bank

By:	/s/ Philippe Sandmeier
Name:	Philippe Sandmeier
Title:	Managing Director

By:	/s/ Ming K Chu
Name:	Ming K Chu
Title:	Vice President

Second Amendment to Credit Agreement

(CERC)

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Bank

By:	/s/ Nick Brokke
Name:	Nick Brokke
Title:	Assistant Vice President

Second Amendment to Credit Agreement

(CERC)

ROYAL BANK OF CANADA,
as a Bank

By:	/s/ Frank Lambrinos
Name:	Frank Lambrinos
Title:	Authorized Signatory

Second Amendment to Credit Agreement

(CERC)

SUNTRUST BANK,
as a Bank

By:	/s/ Andrew Johnson
Name:	Andrew Johnson
Title:	Director

Second Amendment to Credit Agreement

(CERC)

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank

By:	/s/ Robert J. MacFarlane
Name:	Robert J. MacFarlane
Title:	Vice President

Second Amendment to Credit Agreement

(CERC)

UBS AG, STAMFORD BRANCH,
as a Bank

By:	/s/ Joselin Fernandes
Name:	Joselin Fernandes
Title:	Associate Director

By:	/s/ Lana Gifas
Name:	Lana Gifas
Title:	Director

Second Amendment to Credit Agreement

(CERC)

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Bank

By:	/s/ Christopher Day
Name:	Christopher Day
Title:	Authorized Signatory

By:	/s/ Michael Spaight
Name:	Michael Spaight
Title:	Authorized Signatory

Second Amendment to Credit Agreement

(CERC)

GOLDMAN SACHS BANK USA,
as a Bank

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Second Amendment to Credit Agreement

(CERC)

MIZUHO BANK (USA),
as a Bank

By:	/s/ Leon Mo
Name:	Leon Mo
Title:	Senior Vice President

Second Amendment to Credit Agreement

(CERC)

MORGAN STANLEY BANK, N.A.,
as a Bank

By:	/s/ Kelly Chin
Name:	Kelly Chin
Title:	Authorized Signatory

Second Amendment to Credit Agreement

(CERC)

U.S. BANK NATIONAL ASSOCIATION,
as a Bank

By:	/s/ James O’Shaughnessy
Name:	James O’Shaughnessy
Title:	Vice President

Second Amendment to Credit Agreement

(CERC)

COMERICA BANK,
as a Bank

By:	/s/ Joey Powell
Name:	Joey Powell
Title:	Vice President

Second Amendment to Credit Agreement

(CERC)

PNC BANK, NATIONAL ASSOCIATION,
as a Bank

By:	/s/ Jon Hinard
Name:	Jon Hinard
Title:	Senior Vice President

Second Amendment to Credit Agreement

(CERC)

THE NORTHERN TRUST COMPANY,
as a Bank

By:	/s/ Keith L. Burson
Name:	Keith L. Burson
Title:	Vice President

Second Amendment to Credit Agreement

(CERC)

EXHIBIT A

SCHEDULE 1.1(A)

SCHEDULE OF COMMITMENTS AND ADDRESSES

Names and Address of Banks	Commitment
JPMorgan Chase Bank, N.A. JPMorgan Loan Services 1111 Fannin Street, 10th Floor Houston, TX 77002 Attn: Omar Jones Tel: 713-750-7912 Telecopy: 713-750-2666 omar.e.jones@jpmorgan.com	$42,122,448.00
Bank of America, N.A. 100 North Tryon Street; NC1-007-17-18 Charlotte, NC 28255 Attn: Michael Mason Tel: 980-683-1839 Telecopy: 980-233-7196 Michael.Mason@baml.com	$42,122,449.00
The Royal Bank of Scotland plc 600 Washington Boulevard Stamford, CT 06901 Attn: Javied Basha Tel: 203-897-4431 Telecopy: 203-873-5019 javied.basha@rbs.com	$42,122,449.00
Barclays Bank PLC c/o Barclays Capital 745 7th Avenue, 26th Floor New York, NY 10019 Attn: May Huang Tel: 212-526-0787 Telecopy: 212-526-5115 May.Huang@barcap.com	$42,122,449.00

Citibank, N.A. 388 Greenwich Street, 34th Floor New York, NY 10013 Attn: Amit Vasani Tel: 212.816.4166 Telecopy: 212.816.8098 amit.vasani@citi.com	$42,122,449.00
Deutsche Bank AG New York Branch c/o Deutsche Bank Securities Inc. Capital Markets and Treasury Solutions 700 Louisiana Street Houston, TX 77003 Attn: Shaheed Momin Tel: 832.239.4632 Telecopy: 832.348.0870 Shaheed.momin@db.com	$42,122,449.00
Wells Fargo Bank, National Association 90 S. 7th Street MAC: N9305-077 Minneapolis, MN 55402 Attn: Scott Bjelde Tel: 612-667-6126 Telecopy: 612-316-0506 scott.bjelde@wellsfargo.com	$42,122,449.00
Royal Bank of Canada Three World Financial Center New York, NY 10281 Tel: 212-858-7374 Telecopy: 212-428-6201 frank.lambrinos@rbccm.com	$36,489,796.00
SunTrust Bank 303 Peachtree St NE 4th Floor Atlanta, GA 30308 Tel: 404-658-4692 Telecopy: 404-827-6270 Andrew.johnson@suntrust.com SunTrust Bank 211 Perimeter Pkwy Center Atlanta, GA 30346 Attn: TinaMarie Edwards Tel: 770-352-5153 Telecopy: 404-588-4456 Tinamarie.edwards@suntrust.com	$36,489,796.00

The Bank of Tokyo-Mitsubishi UFJ, Ltd. New York Branch 1251 Avenue of the Americas, 12th Floor New York, NY 10020-1104 Attn: Alan Reiter Tel: 212-782-5649 Telecopy: 212-782-6440 areiter@us.mufg.jp	$36,489,796.00
UBS AG, Stamford Branch 677 Washington Blvd. Stamford, CT 06901 Attn: Loan Servicing Tel: 203-719-6391 Telecopy: 203-719-3888 SH-OBP@ubs.com	$36,489,796.00
Credit Suisse AG, Cayman Islands Branch Eleven Madison Avenue New York NY 10010 Attn: Shweta Kharva Tel: 919-994-4787 Telecopy: 1-866-469-3871 shweta.kharva@credit-suisse.com 18664693871@docs.ldsprod.com	$24,489,796.00
Goldman Sachs Bank USA c/o Goldman, Sachs & Co. 30 Hudson St., 38th Floor Jersey City, NJ 07302 Attn: Lauren Day Tel: 212-934-3921 Telecopy: 917-977-3966 gsd.link@gs.com	$24,489,796.00
Mizuho Bank (USA) 1251 Avenue of the Americas New York, NY 10020 Attn: Adam Cohen Tel: 212-282-3568 Telecopy: 212-282-4488 adam.cohen@mizuhocbus.com	$24,489,796.00

Morgan Stanley Bank, N.A. 1300 Thames Street Wharf, 4th Floor Baltimore, MD 21231 Attn: Edward Henley Tel: 443-637-4326 Telecopy: 718-233-0967 Docs4loans@ms.com	$24,489,796.00
U.S. Bank National Association 461 Fifth Avenue, 8th Floor New York, NY 10017 Attn: J. James Kim Tel: 917-326-3924 Telecopy: 646-935-4551 jjames.kim@usbank.com	$24,489,796.00
Comerica Bank 910 Louisiana St. Ste 410 Houston, TX 77002 Attn: Joey Powell Tel: 713-220-5527 Telecopy: 713-220-5631 jbpowell@comerica.com	$12,244,898.00
PNC Bank, National Association Three PNC Plaza 225 Fifth Avenue Pittsburgh, PA 15222 Attn: Robin Bunch Tel: 412-768-5337 Telecopy: 412-762-6484 ROBIN.BUNCH@PNC.COM	$12,244,898.00
The Northern Trust Company 50 S LaSalle, M27 Chicago, IL 60603 Attn: Keith Burson Tel: 312-444-3099 Telecopy: 312-557-1425 KB101@ntrs.com	$12,244,898.00

Total:	$600,000,000.00